UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 16, 2015

Piedmont Office Realty Trust, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  001-34626

Maryland	58-2328421
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

11695 Johns Creek Parkway
Suite 350
Johns Creek, GA 30097-1523
(Address of principal executive offices, including zip code)

770-418-8800
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement

On July 16, 2015, Piedmont Office Realty Trust, Inc. (the "Registrant" or the "Company") entered into a binding contract to sell its largest asset, Aon Center, located at 200 E. Randolph Street in downtown Chicago, IL, for a gross sales price of $712 million ($260 per square foot) to an unrelated buyer, The 601W Companies. The contract is subject to standard covenants and conditions of closing.

Aon Center is an approximate 2.7 million square foot, 83-story multi-tenant office trophy tower constructed in 1972. In addition to its namesake tenant, Aon, other major tenants of the building include well-known companies such as KPMG, DDB Worldwide, JLL, Edelman, Integrys, Microsoft, United Health Group, Federal Home Loan Bank of Chicago, and most recently the Kraft Heinz Company, to name a few.

Estimated net sales proceeds from the transaction, which is expected to close during the fourth quarter of 2015, are anticipated to be $640 million after deducting buyer-assumed lease abatements and approximately $48 million in contractual tenant capital improvements and leasing commissions. The Registrant intends to use the proceeds to enhance the Company's balance sheet through the pay-down of debt and to position the Company to potentially fund strategic acquisitions and/or selective share repurchases, depending upon the opportunities that arise.

Forward Looking Statements

Certain statements contained in this Form 8-K constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Company intends for all such forward-looking statements to be covered by the safe-harbor provisions for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Exchange Act, as applicable. Such information is subject to certain risks and uncertainties, as well as known and unknown risks, which could cause actual results to differ materially from those projected or anticipated. Therefore, such statements are not intended to be a guarantee of the Company`s performance in future periods. Such forward-looking statements can generally be identified by our use of forward-looking terminology such as "may," "will," "expect," "intend," "anticipate," "believe," "continue" or similar words or phrases that are predictions of future events or trends and which do not relate solely to historical matters. Examples of such statements in this press release include whether the Company will consummate the sale of Aon Center and how any resulting sales proceeds will be utilized.

The following are some of the factors that could cause the Company`s actual results and its expectations to differ materially from those described in the Company`s forward-looking statements: market and economic conditions remain challenging and the demand for office space, rental rates and property values may continue to lag the general economic recovery causing the Company's business, results of operations, cash flows, financial condition and access to capital to be adversely affected or otherwise impact performance, including the potential recognition of impairment charges; the success of the Company's real estate strategies and investment objectives, including the Company's ability to identify and consummate suitable acquisitions; lease terminations or lease defaults, particularly by one of the Company's large lead tenants; the impact of competition on the Company's efforts to renew existing leases or re-let space on terms similar to existing leases; changes in the economies and other conditions affecting the office market in general and the specific markets in which the Company operates, particularly in Chicago, Washington, D.C., and the New York metropolitan area; economic and regulatory changes, including accounting standards, that impact the real estate market generally; additional risks and costs associated with directly managing properties occupied by government tenants; adverse market and economic conditions may continue to adversely affect the Company and could cause the Company to recognize impairment charges or otherwise impact the Company's performance; availability of financing and the Company's lending banks' ability to honor existing line of credit commitments; costs of complying with governmental laws and regulations; uncertainties associated with environmental and other regulatory matters; potential changes in political environment and reduction in federal and/or state funding of the Company's governmental tenants; the Company may be subject to litigation, which could have a material adverse effect on the Company's financial condition; the Company's ability to continue to qualify as a real estate investment trust under the Internal Revenue Code; and other factors detailed in the Company`s most recent Annual Report on Form 10-K for the period ended December 31, 2014, and other documents the Company files with the Securities and Exchange Commission.

Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this Form 8-K. The Company cannot guarantee the accuracy of any such forward-looking statements contained in this Form 8-K, and the Company does not intend to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Item 9.01.    Financial Statements and Exhibits

(d)     Exhibits:

Exhibit No.	Description
99.1	Press Release Dated July 21, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Piedmont Office Realty Trust, Inc.

Date: July 21, 2015	By:	/s/ Robert E. Bowers
Robert E. Bowers
Chief Financial Officer and Executive Vice President

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release Dated July 21, 2015